CERTIFICATE OF INCORPORATION
                               OF
                     AQUA VIE BEVERAGE CORPORATION-H

  FIRST:      The name of the Corporation is Aqua Vie Beverage
  Corporation-H, (the  "Corporation").

  SECOND:    The registered office of the Corporation in the State
  of Delaware is located at 1013 Centre Road, City of Wilmington,
  County of New Castle.     The name and address of its registered
  agent is CSC, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

  THIRD:   The nature of the business, objects and purposes to be
  transacted, promoted or carried on by the Corporation are:

  To manufacture, purchase or otherwise acquire, invest in, mortgage,

   Pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and personal property of every class description;

  To acquire,  and pay for in cash,  stock or bonds of
        this Corporation or
             otherwise, the goodwill, rights, assets and
             property, and to undertake or   assume the
             whole or any part of the obligations or
             liabilities of any person, partnership, trust, joint stock company, syndicate, firm, association or corporation;

  To acquire, hold use, sell, assign, lease, and grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademark and trade names relating to or useful in connection with any business of the Corporation;

  To acquire by purchase, subscription or otherwise, and to receive, hold, own, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust
        Certificates in respect of the shares of capital stock, scrip, warrants, rights,
        Bonds, debentures, notes, trust receipts and other securities, obligations,
        Chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trust or person, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers, and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

  To borrow or raise money for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes;

  To purchase, receive, take by grant, gift, devise, bequest or otherwise lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated; and

  To engage in any lawful act or activity for which corporations may be organized under the existing laws of the state of Delaware.

   The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

   FOURTH:  The total number of shares of all classes
        of stock which the Corporation shall have authority to issue shall be 51,000,000 shares, of which 1,000,000 shares will be preferred stock of the par value of one tenth of a cent each ($.001) (hereinafter called the "Preferred Stock") and of which 50,000,000 shares shall be common stock of the par value of one tenth of a cent each ($.001) (hereinafter called the "Common Stock").

        The following is a statement of the powers, preferences and rights and the qualifications, limitations and restrictions, of classes of stock of the Corporation, and the authority with respect thereto expressly vested in the Board of Directors of the Corporation.

   Serial Preferred Stock
            (1)  Shares of Serial Preferred Stock may be
            issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Serial Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

            (2) Each series of Serial Preferred Stock
                a.         May have such number of shares;

                b.         May have such voting powers, full
                or limited, or may be without voting powers;

                c.         May be subject to redemption at
                such time or times and at such prices;

                d.         May be entitled to receive
                dividends (which may be cumulative or non cumulative ), at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or series of stock;

                e.         May have such rights upon the
                dissolution of, or upon any distribution of the assets of, the Corporation;

                f.         May be made convertible into, or
                exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                g.         May be entitled to the benefit of
                a sinking fund or purchase fund to be
                applied to the purchase or redemption of shares of such series in such amount or amounts;

                h.         May be entitled to the benefits
                of such conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on and the purchase redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                i.         May have such other relative,
                participating, optional or other special rights, and qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issuance of such Serial Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Serial Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

             (3)     Shares of any series of Serial
             Preferred Stock which have been redeemed
             (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the statue of authorized and unissued shares of Serial
             Preferred Stock and may be reissued as a part of the series of which there were originally a part or may be reclassified and reissued as part of a new series of Serial Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Serial Preferred
             Stock and to any filing required by law.

     D.         Common Stock

             (1) Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of the Serial Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.

             (2) Subject to all of the rights of the Serial
             Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, which, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

             (3)   Upon any liquidation, dissolution or
             winding up of the Corporation, whether
             voluntary or involuntary, and after the holders of the Serial Preferred Stock of each series shall have been paid in full, the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Serial Preferred Stock.

     D.         General Provisions

 Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by statute for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of the corporate action without a meeting and by less than unanimous vote.

 FIFTH: No stockholder of this Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized or any notes, debentures, bonds or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder other than such rights, in any, as the Board of Directors, in its discretion, may fix; and the Board of Directors may issue shares of any class of this Corporation, or any note, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, whether in whole or in part, to the existing stockholders of any class.

 SIXTH: The name and mailing address of the incorporator is:

         Name                       Mailing Address

         Bruce A. Butcher, Esq.      Suite 3827-1001 Fourth Ave. Plaza
                                     Seattle, WA 98154

 SEVENTH: The Corporation is to have perpetual existence.

 EIGTH: The number of directors constituting the original Board of Directors is one (1). The number of the directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. The names and addresses of the initial directors of the Corporation who are to serve until the first annual meeting of the shareholders or until their successors are elected and qualified are:




                Name                  Mailing Address

              Thomas J. Gillespie    191 Sun Valley Road.
                                      PO Box 5569
                                      Ketchum, Idaho  83340

 NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

             (1) To make, alter or repeal the By- Laws of the Corporation.

             (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

             (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any purpose and to abolish any such reserve in the manner in which it was created.

             (4) By a majority of the whole Board of
             Directors, to designate one or more committees to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by- laws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

             (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholder's meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

 TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.
 The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation shall so provide.

 ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

 The Corporation shall, to the extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify and reimburse all persons whom
 it may indemnify and reimburse pursuant thereto.   Expenses
 incurred by an officer of director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in Section 145(e) of the Delaware General Corporation Law. Notwithstanding the foregoing, the indemnification provided for herein shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote of stockholders or disinterested directors of otherwise.

 TWELTH: No contract or transaction between this corporation and any person, firm, association, or corporation and no act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested directly or indirectly, in such contract, transaction or act, or are related to or interested in, as a director, stockholder, officer, employee, member or otherwise, such person, firm, association or corporation. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote thereat with respect to such contract, transaction or act with like force and effect as if he were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the Corporation or to any stockholder or creditor thereof for any loss incurred by this Corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

 THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner how or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

 THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the Corporation Laws of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 29th day of July, 1998.